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                                                                  Exhibit (a)(4)

[LOGO OF CREDIT SUISSE                 CREDIT SUISSE FIRST BOSTON CORPORATION
FIRST BOSTON APPEARS HERE]
                                       Eleven Madison Avenue     Telephone (212)
                                       New York, NY 10010-3629   325-2000

                          OFFER TO PURCHASE FOR CASH

                                     UP TO
                       27,000,000 SHARES OF COMMON STOCK

                                      OF

                                  ALUMAX INC.
                                      AT
                             $50.00 NET PER SHARE

                                      BY

                             AMX ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF
                          ALUMINUM COMPANY OF AMERICA

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    THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 9, 1998, UNLESS THE OFFER IS
                                   EXTENDED.
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                                                                 March 13, 1998

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  We have been appointed by AMX Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Aluminum Company of America, a Pennsylvania corporation (the "Parent"), to act as Dealer Manager in connection with the Purchaser's offer to purchase up to 27,000,000 shares of common stock, par value $.01 per share (the "Shares"), of Alumax Inc., a Delaware corporation (the "Company"), at a price of $50.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated March 13, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, APPLICABLE TO THE PURCHASE OF THE SHARES PURSUANT TO THE OFFER HAVING EXPIRED OR BEEN TERMINATED. THE OFFER IS ALSO SUBJECT TO CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE.

  For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

    1. Offer to Purchase dated March 13, 1998;

    2. Letter of Transmittal for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares;

    3. Notice of Guaranteed Delivery to be used to accept the Offer if a stockholder's certificates evidencing such stockholder's Shares and all other required documents are not immediately available or cannot be delivered to First Chicago Trust Company of New York (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed by the Expiration Date;

    4. A letter to stockholders of the Company from Allen Born, Chairman and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company;

    5. A printed form of a letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

    6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    7. A return envelope addressed to the Depositary.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 9, 1998, UNLESS THE OFFER IS EXTENDED.

  Your attention is invited to the following:

    1. The tender price is $50.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer is being made for up to 27,000,000 Shares.

    3. The Board of Directors of the Company has unanimously (with one director absent) approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company and its stockholders and recommends that stockholders accept the Offer, tender their Shares pursuant to the Offer and adopt the Merger Agreement.

    4. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, April 9, 1998, unless the Offer is extended.

    5. The Offer is conditioned upon, among other things, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of the Shares pursuant to the Offer having expired or been terminated. The Offer is also subject to certain other terms and conditions set forth in the Offer to Purchase.

    6. Except as otherwise provided in Instruction 6 of the Letter of Transmittal, tendering stockholders will not be obligated to pay stock transfer taxes with respect to the purchase of Shares by the Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption applies or unless the required taxpayer identification information is provided. See Instruction 9 of, and "IMPORTANT TAX INFORMATION" in, the Letter of Transmittal.

    7. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase)), a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and any other required documents. See "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

  If holders of Shares wish to tender, but it is impracticable for them to forward their certificates evidencing such Shares or other required documents prior to the expiration of the Offer or, if applicable, to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedure described in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

  The Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. However, the Purchaser will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Offer should be addressed to Credit Suisse First Boston Corporation, the Dealer Manager, or D.F. King & Co., Inc., the Information Agent, at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

  Additional copies of the enclosed material may be obtained from the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

                                          Very truly yours,

                                          Credit Suisse First Boston
                                           Corporation

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PARENT, THE PURCHASER, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.